                                                                     Exhibit 4.3



                               WARRANT AGREEMENT

                                    between

                            GLENDALE FEDERAL BANK,
                             FEDERAL SAVINGS BANK


                                      and


                     CHEMICAL TRUST COMPANY OF CALIFORNIA,
                                 Warrant Agent


                 ---------------------------------------------



                                             Dated as of February 23, 1993

                               WARRANT AGREEMENT

     AGREEMENT, dated as of February 23, 1993 between Glendale Federal Bank, Federal Savings Bank, a federally chartered stock savings bank (the "Bank"), and Chemical Trust Company of California, Warrant Agent (the "Warrant Agent").

     WHEREAS, the Bank proposes to issue and deliver its warrant certificates (the "Warrant Certificates") evidencing warrants (the "Warrants") to acquire, under certain circumstances, up to an aggregate of 110,000 shares, subject to adjustment, of its common stock, par value $1.00 per share (the "Common Stock"), in connection with an exchange offer by the Bank to issue 100 shares of its 12% Noncumulative Perpetual Preferred stock, Series B (the "New Preferred Stock") in exchange for each $1,000 principal amount of the Bank's outstanding 14-7/8% Capital Notes due August 15, 1997 (the "Notes"); and,

     WHEREAS, each such Warrant will entitle the registered owner thereof to acquire one share of the Bank's Common stock, subject to adjustment.

     In consideration of the foregoing, and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Bank and the record holders of the Warrants, the Bank and the Warrant Agent each hereby agrees as follows:


                                   ARTICLE I

                      ISSUANCE AND EXECUTION OF WARRANTS


     Section 1.01  Form of Warrant Certificates.  The text of each Warrant
                   ----------------------------
Certificate (and the related forms of exercise and assignment) shall be substantially in the form attached hereto as Exhibit A and may have such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as the Bank may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed, or to conform to customary usage.

     Section 1.02  Execution and Countersignature of Warrant Certificates.
                   ------------------------------------------------------
Warrant Certificates shall be executed on behalf of the Bank by its Chief Executive Officer, President or any Vice President and attested by its Secretary or an Assistant Secretary, and delivered to the Warrant Agent, and shall be countersigned and delivered by the Warrant Agent upon the written order of the Bank signed by any such officer of the Bank. Each Warrant Certificate shall be dated the date of its countersignature by the Warrant Agent either upon initial issuance or upon division, exchange, substitution or transfer. Warrant Certificates shall be executed on behalf of the Bank either manually or by facsimile signature printed thereon. The Warrant Agent shall countersign the Warrant Certificate manually, and no Warrant Certificate shall be valid for any purpose unless so countersigned. In case any officer whose signature has been placed upon any Warrant Certificate ceases to be such before such Warrant Certificate is issued, it may be issued with the same effect as if such officer had not ceased to be such at the date of issuance.


                                  ARTICLE II

                       EXERCISE PRICE, TERM, REDEMPTION
                            AND METHOD OF EXERCISE


     Section 2.01  Exercise Price.  Each Warrant Certificate shall, when
                   --------------
countersigned by the warrant Agent, entitle the holder of record thereof (the "Warrant Holder"), subject to the provisions thereof and of this Agreement, to receive one share of Common Stock for each Warrant represented thereby at an exercise price of zero ($0.00) per share.

     Section 2.02  Warrant Rights and Term.  Each Warrant shall entitle the
                   -----------------------
Warrant Holder, upon exercise thereof and subject to the provisions thereof and of this Agreement, including provisions relating to adjustments upon the occurrence of certain events as set forth in Article III hereof, to receive one fully paid and nonassessable share of Common stock at any time after one year from the date of initial issuance of Warrants hereunder until the expiration of the Warrant at 5:00 p.m., New York City time, on the sixth anniversary of such date or, if such date is not a business day in the City of New York, then on the next succeeding business day (the "Expiration Date").

     Section 2.03  Expiration. Each Warrant not exercised by 5:00 p.m., New York
                   ----------
City time, on the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall thereupon cease.

     Section 2.04  Method of Exercise. Exercise of a Warrant shall be effected
                   ------------------
by surrender of the Warrant Certificate evidencing such Warrant to the Warrant Agent, with one of the forms on the reverse of or attached to the Warrant Certificate duly executed. In the event that any Warrant Holder shall exercise rights with respect to less than all of the Warrants evidenced by a Warrant Certificate surrendered upon exercise of Warrants, a new Warrant Certificate for the balance of such Warrants shall be countersigned and delivered to, or in accordance with the instructions of, such Warrant Holder.

     Upon surrender of a Warrant Certificate in conformity with the foregoing provisions, the Warrant Agent (after requisitioning any certificates for shares of Common Stock from the Bank's transfer agent, if necessary) shall deliver to, or in accordance with the instructions of, the Warrant Holder certificates for the total number of whole shares of Common Stock for which the Warrants evidenced by such Warrant Certificates are being exercised (subject to the provisions of Section 4.04) in such names and denominations as the Warrant Holder has directed; provided, however, that, if, on the date of surrender of
                     --------  -------
such Warrant Certificate, the transfer books for the Common Stock shall be closed, the certificates for the shares of Common Stock shall be issuable as of the date on which such books shall next be open (whether before, on or after the Expiration Date) at the Exercise Price and upon the other conditions in effect on the date of such surrender.

     Section 2.05 Cancellation of Warrants. In the event the Bank shall purchase
                  ------------------------
or otherwise acquire Warrants, the same shall thereupon be delivered to the Warrant Agent and be cancelled by it and retired. The Warrant Agent shall cancel any Warrant surrendered for exchange, substitution, transfer or exercise in whole or in part.

                                  ARTICLE III

                  ADJUSTMENTS TO WARRANTS UPON CERTAIN EVENTS

     Section 3.01 Mechanical Adjustments.  The number of shares of Common Stock
                  ----------------------
issuable upon the exercise of each Warrant (such shares being referred to in this Article III as the "Warrant Shares") shall be subject to adjustment as follows:

     (a)  Stock Dividends; Stock Splits; Reverse Stock Splits;
          ---------------------------------------------------
Reclassifications. In case the Bank shall (i) pay a dividend in shares of Common
-----------------
Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Bank (excluding any such reclassification in connection with a consolidation or merger in which the Bank is the continuing corporation), the number of Warrant Shares issuable upon exercise of each Warrant immediately prior thereto shall be adjusted so that each Warrant Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Bank which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     (b) Rights; Options; Warrants. In case the Bank shall issue rights,
         -------------------------
options or warrants to all holders of its shares of Common Stock, without any charge to such holders, entitling them (for a period expiring within 45 days after the record date mentioned below in this paragraph (b)) to subscribe for or purchase shares of Common Stock at a price per share which is lower at the record date mentioned below than the then current market price per share of Common Stock (as determined pursuant to paragraph (f) hereof), the number of Warrant Shares thereafter issuable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then current market price per share of Common Stock. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

     (c)   Issuance of Common Stock at Lower Values.  In case the Bank shall, in
           ----------------------------------------
a transaction in which Section 3.01(b) is inapplicable, issue or sell shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, at a price per share of Common Stock (determined in the case of such rights, options, warrants or convertible or exchangeable securities, by dividing
(A) the total amount receivable by the Bank in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration, if any, payable to the Company upon exercise, conversion or exchange thereof, by (B) the total number of shares of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities) that is lower than the current market value per share of the Common Stock in effect immediately prior to such sale or issuance (as determined pursuant to paragraph (f) hereof), then the number of shares of Common Stock thereafter issuable upon the exercise of all Warrants then outstanding shall be determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of all Warrants then outstanding by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares of Common Stock or rights, options, warrants or convertible or exchangeable securities, plus the number of additional shares of Common Stock offered for subscription or purchase or to be issued upon conversion or exchange of such convertible or exchangeable securities and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such shares of Common Stock or rights, options, warrants or convertible or exchangeable securities, plus the number of shares which the aggregate consideration to be received by the Bank in connection with such issuance would purchase at the then current market value per share of Common Stock.

     For the purposes of such adjustments, the shares of Common Stock which the holder of any such rights, options, warrants or convertible or exchangeable securities shall be entitled to subscribe for or purchase shall be deemed to be issued and outstanding as of the date of the sale and issuance of the rights, warrants or convertible or exchangeable securities and the consideration received by the Bank therefor shall be deemed to be the consideration received by the Bank for such rights, options, warrants or convertible or exchangeable securities, plus the consideration or premiums stated in such rights, options, warrants or convertible or exchangeable securities to be paid for the shares of Common Stock covered thereby.

      In case the Bank shall issue and sell shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Bank for purposes of the first sentence of this Section 3.01(c), the Board of Directors of the Bank shall determine, in good faith, the fair value of such property, and such determination shall be conclusive; provided, however, that if the Board of
                                   --------  -------
Directors of the Bank determines that the aggregate fair value of such property equals or exceeds $50,000,000, the Board of Directors shall have obtained the advice of a nationally recognized investment banking firm in support of such determination. In case the Bank shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the "price per share of Common Stock" and the "consideration" receivable by or payable to the Bank for purposes of the first sentence of this Section 3.01(c), the Board of Directors of the Bank shall determine, in good faith, the fair value of the rights, options, warrants, or convertible or exchangeable securities then being sold as part of such unit, and such determination shall be conclusive; provided,
                                                                       --------
however, that if the Board of Directors of the Bank determines that the
-------
aggregate fair value of such securities equals or exceeds $50,000,000, the Board of Directors shall have obtained the advice of a nationally recognized investment banking firm in support of such determination.

      Any adjustment to the number of shares of Common Stock issuable upon exercise of all Warrants then outstanding made pursuant to this Section 3.01(c) shall be allocated among each Warrant then outstanding on a pro rata basis.

      (d) Distribution of Debt, Assets, Subscription Rights or Convertible
          ----------------------------------------------------------------
Securities. In case the Bank shall distribute to all holders of its shares of
----------
Common Stock shares of stock other than Common Stock or evidences of its indebtedness or assets (excluding cash dividends or distributions payable out of consolidated earnings or retained earnings and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Warrant Shares thereafter issuable upon the exercise of each Warrant shall be determined by multiplying the number of Warrant Shares theretofore issuable upon the exercise of each Warrant, by a fraction of which the numerator shall be the current market price per share of Common Stock (as determined pursuant to paragraph (f) hereof) on the record date mentioned below in this paragraph (d), and of which the denominator shall be the current market price per share of Common Stock on such record date, less the then fair value (as determined by the Board of Directors of the Bank, whose determination shall be conclusive) of the portion of the shares of stock other than Common Stock or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock; provided, however, that if the Board of Directors of the Bank
              --------  -------
determines that the aggregate fair value of such securities equals or exceeds $50,000,000, the Board of Directors shall have obtained the advice of a nationally recognized investment banking firm in support of such determination. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to the record date for the determination of shareholders entitled to receive such distribution.

      (e) Expiration of Rights, Options and Conversion Privileges.  Upon the
          --------------------------------------------------------
expiration of any rights, options, warrants or conversion or exchange privileges that have previously resulted in an adjustment hereunder, if any thereof shall not have been exercised, the number of shares of Common Stock issuable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter, upon any future exercise, be such as they would have been had they been originally adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange rights and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Bank upon such exercise plus the consideration, if any, actually received by the Bank (before consideration of underwriting documents and placement fees) for issuance, sale or grant of all such rights, options, warrants or conversion or exchange rights whether or not exercised; provided, further, that no such readjustment shall have provided,
           --------  -------
further, that no such readjustment shall have the effect of decreasing the number of share issuable upon exercise of each Warrant by a number, in excess of the number of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange rights.

     (f)  Current Market Price.  For the purpose of any computation under this
          --------------------
Agreement, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices of the shares of Common stock for the thirty (30) consecutive Trading Days preceding the applicable date. The "Closing Price" for each day shall be (i) the last reported sale price regular way or, in case no such sale takes place on such date, the average of the closing bid and asked quotations regular way, in either case on the New York Stock Exchange, or, if the Common stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading; or (ii) if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked quotations regular way, in either case on the National Market system of the National Association of Securities Dealers, Inc. ("NASD"); or (iii) if not authorized for trading or quotation on such system, the average of the highest reported bid and lowest reported asked quotations as furnished by the NASD or similar organization if the NASD is no longer reporting such information; or (iv) if no such prices or quotations are available, the fair market value of the Common Stock as determined by good faith action of the Board of Directors of the Bank (whose determination shall be conclusive if based on the financial advice of a nationally recognized investment banking firm and shall be described in a statement delivered to each Warrant Holder). A "Trading Day" shall be any day that the principal national securities exchange on which the Common Stock listed or admitted to trading is open for the transaction of business or, if not so listed or admitted, that the New York Stock Exchange is open for the transaction of business.

     (g)  Adjustment for De Minimis Change.  No adjustment in the number of
          --------------------------------
Warrant Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least 1% in the number of Warrant Shares purchasable upon the exercise of each warrant; provided, however,
                                                           --------  -------
     that any adjustments which by reason of this Section 3.01 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest one thousandth of a share.

     Section 3.02 Notice of Adjustment. Whenever the number of Warrant Shares
                  --------------------
purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Bank shall cause the Warrant Agent promptly to mail to each Warrant Holder, in accordance with Section 6.08, a notice of such adjustment or adjustments, prepared and signed by the Chief Financial Officer or Secretary of the Bank, which sets forth the number of Warrant Shares issuable upon the exercise of each Warrant after such adjustment, a brief statement of the facts requiring such adjustment and the computation by which such adjustment was made.

     Section 3.03 Effect of Sale, Merger or Consolidation. In the event of any
                  ---------------------------------------
capital reorganization of the Bank, or of any reclassification (other than a change in par value) of the Common Stock, or of any conversion of the Common Stock into securities of another corporation, or the consolidation of the Bank with, or the merger of the Bank with or into, any other corporation where the Common Stock is converted into other securities or property (including cash) or in the event of the sale of all or substantially all of the properties and assets of the Bank to any other corporation (each such event hereinafter being referred to as a "Capital Change"), each Warrant shall be exercisable after such Capital Change, upon the terms and conditions specified in this Agreement, only for the number of shares of stock or other securities or property (including cash) of the Bank or of the corporation into which shares of Common Stock are converted or resulting from such consolidation or surviving such merger or to which such sale shall be made, as the case may be, to which the shares of Common Stock issuable (immediately prior to such Capital Change) upon exercise of such Warrant would have been entitled upon such Capital Change. In any such case, if necessary, the provisions set forth in this Article III with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be reasonably applicable to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants.

     The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock shall not be deemed to be a reclassification of the Common Stock of the Bank for the purpose of this Section. The Bank shall not effect any consolidation, merger or sale resulting in a Capital Change, unless prior to or simultaneously with the consummation thereof, any successor corporation or corporation purchasing such assets shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of stock, securities or property (including cash) as the Warrant Holders may be entitled to receive upon exercise of the Warrants in accordance with the foregoing provisions, and the other obligations of the Bank under this Warrant Agreement.

         Section 3.04  Effect of Adjustment on Warrant Certificates.  The form
                       --------------------------------------------
of Warrant Certificate need not be changed because of any change the number of Warrant Shares issuable upon the exercise of a Warrant or the number of Warrants outstanding pursuant to this Article, and Warrant Certificates issued before or after such change may state the same Exercise Price, the same number of Warrants and the same number of Warrant Shares issuable upon exercise of Warrant as are stated in the Warrant Certificates theretofore issued pursuant to this Agreement. The Bank may, however, at any time, in its sole discretion, make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance therof, and any Warrant Certificates thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.


                                  ARTICLE IV

                           RIGHTS OF WARRANT HOLDERS

         Section 4.01  No Rights as Stockholders.  No Warrant Holder, as such,
                       -------------------------
shall be entitled to vote or to receive dividends or shall otherwise be deemed to be the holder of shares of Common Stock for any purpose, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon any Warrant Holder, as such, any of the rights of a stockholder of the Bank or any right to vote upon or give or withhold consent to any action of the Bank (whether upon any reorganization, issuance of securities, reclassification or conversion of Common Stock, consolidation, merger, sale, lease, conveyance or otherwise), receive notice of meetings or other action affecting stockholders (except for notices expressly provided for in this Agreement) or receive dividends or subscription rights, until such Warrant Certificate shall have been surrendered for exercise as provided in this Agreement and shares of Common Stock thereunder shall have become issuable and until such person shall have been deemed to have become a holder or record of such shares. If, at the date of surrender of such Warrant Certificate, the transfer books for the Common Stock shall be closed, certificates for the shares of Common Stock shall be issuable on the date on which such books shall next be open (whether before, on or after the Expiration Date) and, until such date, the Bank shall be under no duty to deliver any certificate for such shares of Common Stock. No Warrant Holder shall, upon the exercise of Warrants, be entitled to any dividends if the record date with respect to payment of such dividends shall be a date prior to the date such shares of Common Stock became issuable upon the exercise of such Warrants.

     Section 4.02  Lost Warrants.  If any Warrant Certificate is lost, stolen,
                   -------------
mutilated or destroyed, the Warrant Agent may, upon receipt of evidence satisfactory to the Bank and the Warrant Agent of such loss, theft, mutilation or destruction and on such terms as to indemnity or otherwise as the Bank and the Warrant Agent may in their discretion require (which shall, in the case of a mutilated Warrant Certificate, include the surrender thereof), issue a new Warrant Certificate of like denomination and tenor as the lost, stolen, mutilated or destroyed Certificate, and the Warrant Agent shall countersign and deliver such new Certificate. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay any such reasonable charges as the Bank or the Warrant Agent may prescribe. In the event any Warrant Certificate is lost, stolen, mutilated or destroyed, and the owner thereof desires to exercise the Warrants evidenced thereby, the Company may, in lieu of issuing a substitute Warrant Certificate, authorized the exercise thereof upon receipt of the above evidence and on such terms of indemnity as it may require.

     Section 4.03  Maintenance of Sufficient and Proper Shares of Common Stock.
                   -----------------------------------------------------------

           (1) The Bank shall at all times reserve and keep available a number of authorized shares of Common Stock sufficient to permit the exercise in full of all outstanding Warrants and will cause to be available to the Warrant Agent a sufficient number of certificates therefor.

           (2) If at any time hereafter the Common Stock shall become listed on a national securities exchange, prior to the issuance of any shares of Common Stock upon the exercise of Warrants, the Bank shall use its best efforts to secure the listing of shares of Common Stock issuable upon the exercise of the Warrants upon any and all such securities exchanges.

               (3) If any shares of Common Stock issuable upon the exercise of the Warrants require registration or approval of any governmental authority, or the taking of any other action under the laws of the United States or any political subdivision thereof or any other jurisdiction before such shares of Common Stock may be legally and validly issued, then the Bank shall in good faith and with reasonable diligence endeavor to secure such registration or approval or to take such other action as may be appropriate to allow for the lawful issuance of shares of Common Stock upon exercise of the Warrants; provided that no shares of Common Stock shall be issued for the period during
--------
which the Bank is endeavoring to obtain such registration or approval or is taking such other actions. Warrant Holders may exercise Warrants during any such period as provided herein and shall be entitled to the issuance of the shares of Common Stock on such date as the shares of Common Stock may be legally and validly issued upon the other conditions in effect on the date of surrender of the Warrant Certificates.

         Section 4.04  Fractional Shares and Warrants
                       ------------------------------

               (1) Anything contained herein to the contrary notwithstanding, the Bank shall not be required to issue any fraction of a share of Common Stock in connection with the exercise of Warrants. Warrants may not be exercised in such number as would result (except for the provisions of this Section) in the issuance of a fraction of a share of Common Stock unless the Warrant Holder is presenting for exercise Warrant Certificates representing all Warrants then owned of record by such Warrant Holder. In such event, the Bank shall, upon the exercise of all of such Warrants, issue to such Warrant Holder the aggregate number of shares of Common Stock called for thereby, rounded to the nearest whole number of shares.

               (2) Anything herein to the contrary notwithstanding, the Bank shall not be required to issue fractions of Warrants on any distribution of Warrants to Warrant Holders or to distribute Warrant Certificates that evidence fractional Warrants.

         Section 4.05  Transfer and Exchange of Warrants.  The Warrant
                       ---------------------------------
Certificates shall be issued in registered form only. The Bank shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as the Warrant Agent may prescribe, the Bank shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

     At the option of the Warrant Holder, Warrant Certificates may be exchanged at such office, and upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Bank shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Warrant Holder making the exchange is entitled to receive.

     All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Bank, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

     Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Bank or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Bank and the Warrant Agent, duly executed by the Warrant Holder thereof or his attorney duly authorized in writing.

     No service charge shall be made for any registration of transfer or exchange of Warrant Certificates. The Bank may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

     Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when a Warrant Certificate shall have been so endorsed, the Warrant Holder thereof may be treated by the Bank, the Warrant Agent and all other persons dealing therewith as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of the Bank maintained by the Warrant Agent, any notice to the contrary maintained by the Warrant Agent, any notice to the contrary notwithstanding; but until such transfer on such register, the Bank and the Warrant Agent may treat the registered Warrant Holder thereof as the owner for all purposes.

                                   ARTICLE V

                                 WARRANT AGENT

     Section 5.01 Nature of Duties and Responsibilities Assumed. The Bank hereby
                  ---------------------------------------------
appoints the Warrant Agent to act as agent of the Bank as set forth in this Agreement. The Warrant Agent hereby accepts the appointment as agent of the Bank and agrees to perform that agency upon the terms and conditions herein set forth, by all of which the Bank and the Warrant Holders, by their acceptance thereof, shall be bound.

     Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Bank prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chief Executive Officer, the President, any Vice President or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

     The Warrant Agent shall be liable hereunder only for its own negligence, bad faith or willful misconduct. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature on the Warrant Certificates and such statements or recitals as described the Warrant Agent or action taken or to be taken by it) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Bank only. The Warrant Agent shall not have any liability or responsibility in respect of the legality, validity or enforceability of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible or liable for any breach by the Bank of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible or liable for the making of any change in the number of shares of Common Stock required under the provisions of Article III or responsible for the manner, method or amount of any such change or the ascertaining of the existence of any facts that would require any such adjustment or change; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to wether any shares of Common Stock will, when issued, be validly issued, fully paid and nonassessable.

     The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or take any other action likely to involve expense unless the Bank or one or more registered holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the Holders of the Warrants, as their respective rights or interests may appear. The Warrant Agent shall promptly notify the Bank in writing of any claim made or action, suit proceeding instituted against it arising out of or in connection with this Agreement.

      The Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from the Chief Executive Officer, the President, any Vice President or the Secretary of the Company, and to apply to any such officer for the advice or instructions in connection with the Warrant Agent's duties, and it shall not be liable for any action taken or suffered to be taken or omitted by it in good faith in accordance with the instructions of any such officer.

      The Warrant Agent will not be responsible or liable for any failure of the Bank to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Bank. The Warrant Agent will not incur any liability or responsibility to the Bank or to any Warrant Holder for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

      The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee.

      The Bank will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

      The Warrant Agent will act hereunder solely as agent of the Bank in a ministerial capacity, and its duties will be determined solely by the provisions hereof. The Warrant Agent will not be liable for anything which it may do or refrain from doing in connection with this Agreement expect for its own negligence, bad faith or willful conduct.

      Section 5.02  Right to Consult Counsel.  The Warrant Agent may at any time
                    ------------------------
consult with legal counsel satisfactory to it (who may be legal counsel for the
Bank), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith in accordance with such opinion; provided, however, that the
                                                     --------  -------
Warrant Agent shall have exercised reasonable care in the selection of such counsel.

      Section 5.03  Compensation and Reimbursement. The Bank agrees to pay to
                    ------------------------------
the Warrant Agent from time to time compensation for all services rendered by it hereunder as the Bank and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     Section 5.04  Warrant Agent May Hold Bank Securities. The Warrant Agent and
                   --------------------------------------
any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Bank or its affiliates or have a pecuniary interest in any transaction in which the Bank or its affiliates may be interested, or contract with or lend money to the Bank or its affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Bank or for any other legal entity.

      Section 5.05  Change of Warrant Agent. The Warrant Agent may resign and be
                    -----------------------
discharged from its duties under this Agreement upon 60 days' prior notice in writing mailed, by registered or certified mail, to the Bank. The Bank may remove the Warrant Agent or any successor warrant agent upon 60 days' prior notice in writing, mailed to the Warrant Agent or successor warrant agent, as the case may be, by registered or certified mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Bank shall appoint a successor to the Warrant Agent and shall, within 30 days following such appointment, give notice thereof in writing to each registered holder of the Warrant Certificates. If the Bank shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the Bank agrees to perform the duties of the Warrant Agent hereunder until a successor warrant agent is appointed. After appointment the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor agent, as the case may be.

                                  ARTICLE VI

                                    GENERAL

     Section 6.01  Purchase of Warrants by the Bank. The Bank shall have the
                   --------------------------------
right, except as limited by law or other agreement, to purchase or otherwise acquire Warrants at such times, in such manner and for such consideration as it may deem appropriate.

     Section 6.02  Cancelled Warrants. The Warrant Agent shall cancel any
                   ------------------
Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, or for split-up, combination, exchange or substitution and shall deliver to the Bank, in a manner satisfactory to the Bank, such cancelled Warrant Certificates.

     Section 6.03  Taxes on Issuance of Shares of Common Stock. The Bank shall
                   -------------------------------------------
from time to time promptly pay all documentary stamp taxes, if any, that may be imposed upon the Bank or the Warrant Agent with respect to the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Bank shall not be obligated to pay any transfer taxes with respect to the issuance or delivery of the Warrant Certificates or shares of Common Stock in a name other than that of the Warrant Holder.

     Section 6.04  Dates and Times. If any date set forth in this Warrant
                   ---------------
Agreement shall fall on a day other than a full business day in New York City, said date shall be deemed to be the next full business day succeeding that date. All times shall be the legal time then in effect in New York City.

     Section 6.05  Amendments to Warrant Agreement. The Bank and the Warrant
                   -------------------------------
Agent may, jointly, without the consent or concurrence of the Warrant Holders, by supplemental agreement or otherwise, make any amendments, alterations, deletions or corrections in this Agreement that they deem necessary or desirable: (a) to cure any ambiguity or correct any defect, inconsistency, clerical omission or mistake, or manifest error contained herein; (b) to confer additional rights upon the Warrant Holders; or (c) in any other respect that is not inconsistent with the provisions of the Warrants and which does not adversely affect the rights of the Warrant Holders hereunder. The Bank and the Warrant Agent also may supplement or amend the Warrant Agreement in any other respect without notice to any Warrant Holder but with the written consent of the holders of at least 50% in number of the Warrants then outstanding; provided,
                                                                    --------
however, that no such supplement or amendment may (i) make any modification of
-------
the terms upon which the Warrants are exercisable or (ii) change the percentage of the holders of the Warrants who must consent to such amendment or supplement, without the consent of each Warrant Holder affected thereby.

     Section 6.06  Binding Agreements. All of the covenants and provisions of
                   ------------------
this Agreement by or for the benefit of the Bank or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder. Nothing expressed in this Agreement and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon or give to any person or corporation, other than the Bank, the Warrant Agent and the Warrant Holders, any legal or equitable right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement herein, and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Bank, the Warrant Agent, the Warrant Holders and their respective successors and assigns.

     Section 6.07  Copies of Agreement with Warrant Agent. A copy of this
                   --------------------------------------
Agreement, as such may be amended from time to time, shall be available for inspection by any Warrant Holder at the office of the Warrant Agent, as designated in Section 6.08, during normal business hours. As a condition of such inspection, the Warrant Agent may require any such Warrant Holder to submit his or her Warrant Certificate for inspection.

     Section 6.08  Notices.  Any communication, notice or demand to be given
                   -------
hereunder shall be duly given if in writing and delivered, or sent by first class mail, certified or registered, postage prepaid and addressed as follows:


           (a)   If to the Bank:

                 Glendale Federal Bank, FSB
                 700 N. Brand Boulevard
                 Glendale, California 91203
                 Attention: Secretary

           (b)   If to the Warrant Agent:

                 Chemical Trust Company of California
                 300 South Grand Avenue, 2nd Floor
                 Los Angeles, California 90071
                 Attention: Office Manager


           (c) If to a Warrant Holder, at such person's last known address as such shall appear on the registration books maintained by the Warrant Agent.

           Any party may change the address to which any communications, notice or demand shall be given by giving notice of such change in conformity with the provisions of this Section.

     Section 6.09  Governing Law.  This Agreement and each Warrant issued
                   -------------
hereunder shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflict of laws.

     Section 6.10  Headings.  The Article and Section headings herein are for
                   --------
convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

     Section 6.11  Counterparts.  This Agreement may be executed in any number
                   ------------
of counterparts, each of which so executed shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                      GLENDALE FEDERAL BANK,
                                      FEDERAL SAVINGS BANK


                                      By:  /s/ Richard A. Fink
                                          -------------------------
                                          Name:  Richard A. Fink
                                          Title: Senior Executive Vice President
                                                     and Chief Legal Officer

Attest:


/s/ James R. Eller, Jr.
-------------------------------
Secretary


                                      CHEMICAL TRUST COMPANY OF CALIFORNIA
                                      As Warrant Agent


                                      By:  /s/ Derek R. Lenington
                                          -------------------------
                                          Name:  Derek R. Lenington
                                          Title: Vice-President


Attest:


[SIGNATURE APPEARS HERE]
-------------------------------
Assistant Vice President

                                                                     EXHIBIT A


                         (FORM OF WARRANT CERTIFICATE)


No.                                                Certificate for ____ Warrants
   --------------


                    VOID AFTER 5:00 P.M. NEW YORK CITY TIME
                              [FEBRUARY __, 1999]

                  GLENDALE FEDERAL BANK, FEDERAL SAVINGS BANK
                       WARRANTS TO PURCHASE COMMON STOCK


     this Warrant Certificate certifies that _____________________, or registered assigns, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement referred to below, to receive from Glendale Federal Bank, Federal Savings Bank, a federally chartered stock savings bank (the "Bank"), one fully paid and nonassessable share of Common stock, par value $1.00 per share, of the Bank ("Common Stock"), at the exercise price of zero ($0.00) per share, at any time after one year from the date of initial issuance of the Warrants under the Warrant Agreement referred to below until the expiration of the Warrant at 5:00 p.m., New York City time, on the sixth anniversary of such date or, if such anniversary date is not a business day in the City of New York, then on the next succeeding business day (the "Expiration Date".)

     This Warrant Certificate is issued under and in accordance with the Warrant
Agreement, dated as of                  ,
                       -----------------

1993 (the "Warrant Agreement"), between the Bank and Chemical Trust Company of California, warrant agent (the "Warrant Agent," which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Agreement consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, duties, obligations and immunities thereunder of the Bank, the Warrant Agent and the holders of the Warrants. Copies of the Warrant Agreement, as such may be amended from time to time, are available for inspection at the Los Angeles office of the Warrant Agent.

     The number of shares of Common Stock issuable upon the exercise of each Warrant is subject to adjustment as provided in the Warrant Agreement.

     All shares of Common Stock issuable by the Bank upon the exercise of Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

     In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the office of the Warrant Agent, with the Exercise Subscription Form on the reverse hereof duly executed by the holder hereof, with signature guaranteed as therein specified.

     This Warrant Certificate, with or without other Warrant Certificates, upon surrender to the Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates evidencing a like aggregate number of Warrants. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates evidencing the number of Warrants not exercised.

     No holder of this Warrant Certificate shall be deemed to be the holder of Common Stock or any other securities of the Bank that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate as such any of the rights of a stockholder of the Bank or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any reorganization, issuance of stock, reclassification or conversion of stock, change of par value, or exchange of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, until this Warrant Certificate shall have been exercised and the Common Stock issuable upon the exercise hereof shall have become issuable as provided in the Warrant Agreement.

     This Warrant Certificate and all rights hereunder are transferable by the registered holder hereof, in whole or in part, on the register of the Bank, upon surrender of this Warrant Certificate for registration of transfer at the office of the Warrant Agent maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Bank and the Warrant Agent duly executed by, the Holder hereof or his attorney duly authorized in writing, with signature guaranteed as specified in the attached Form of Assignment. Upon any partial transfer, the Bank will issue and deliver to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred. No service charge shall be made for any registration of transfer or exchange of the Warrant Certificates, but the Bank may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Each taker and holder of this Warrant Certificate by taking or holding the same consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the holder hereof may be treated by the Bank, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Bank maintained by the Warrant Agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Bank and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

     Anything herein to the contrary notwithstanding, in no event shall the Bank or the Warrant Agent be obligated to issue Warrant Certificates evidencing other than a whole number of Warrants or issue certificates evidencing other than a whole number of shares of Common Stock upon the exercise of this Warrant Certificate.

     This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

     All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.


                                      GLENDALE FEDERAL BANK,
                                      FEDERAL SAVINGS BANK


Dated:________________, 1993          By:
                                         --------------------------
                                         Name:
                                         Title:


Countersigned:

CHEMICAL TRUST COMPANY OF CALIFORNIA


By:
   ------------------------
   Name:
   Title:

                    FORM OF REVERSE OF WARRANT CERTIFICATE
                          EXERCISE SUBSCRIPTION FORM
                (To be executed only upon exercise of Warrant)

TO:  Glendale Federal Bank, Federal Savings Bank

      The undersigned irrevocably exercises __________________ of the Warrants for the acquisition of one share (subject to adjustment) of Common Stock, par value $1.00 per share, of Glendale Federal Bank, Federal Savings Bank, for each Warrant represented by the Warrant Certificate, on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Glendale Federal Bank, Federal Savings Bank, and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered or placed in the name and the address specified below and delivered thereto.


Dated:                    , 19
      --------------------    ----



                                                                            (1)
                                              ---------------------------------
                                              (Signature of Owner)

                                              ---------------------------------
                                              (Street Address)

                                              ---------------------------------
                                              (City)      (State)    (Zip Code)


                                              Signature Guaranteed By:


                                              ---------------------------------


-------------------------
(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by an eligible guarantor institution pursuant to S.E.C. Rule 17Ad-15.

Securities to be issued to:

Please insert social security or identifying number:

Name:


Street Address:


City, State and Zip Code:



Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:



Please insert social security or identifying number:

Name:


Street Address:


City, State and Zip Code:

                              FORM OF ASSIGNMENT



     FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

                                     Social Security
                                     or other
                                     identifying
Names of                             number of              Number of
Assignees        Address             assignee(s)            Warrants
---------        -------             -----------------      ---------

and does hereby irrevocably constitute and appoint ____________________ the undersigned's attorney to make such transfer on the books of Glendale Federal Bank, Federal Savings Bank maintained for that purpose with full power of substitution in the premises.



Date:                        19
     --------------------       ----

                                                                       (1)
                                        ----------------------------------
                                        (Signature of Owner)

                                        ----------------------------------
                                        (Street Address)


                                        ----------------------------------
                                        (City)      (State)     (Zip Code)



                                        Signature Guaranteed By:



                                        ----------------------------------



-------------------------
(1) The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by an eligible guarantor institution under S.E.C. Rule 17Ad-15.